Exhibit 99.1

Dreams, Inc. Announces Record Financial Results

For Fourth Quarter & Calendar Year 2009

Fourth Quarter - Revenue Up 22.3% to Record $43.3 Million, EBITDA Up 182% to Record

$6.5 Million, Net Income Up 114% to Record $3.0 Million

PLANTATION, FL, March 29, 2010 – Dreams, Inc. (NYSE Amex: DRJ) announced its financial results for the fourth quarter and twelve months ended December 31, 2009.

Fourth Quarter 2009

Revenues - For the quarter ended December 31, 2009, revenues were up 22.3% to a record $43.3 million, compared to $35.4 million generated in the same quarter last year.

Before elimination of intercompany sales, revenues increased 21.2% to a record $45.0 million, compared to $37.1 million for the same quarter in 2008.

EBITDA* - For the quarter ended December 31, 2009, earnings before interest, taxes, depreciation and amortization were a record $6.5 million, up 182% from $2.3 million in EBITDA profits for the same quarter in 2008.

Pre-Tax - For the quarter ended December 31, 2009, income from continuing operations before taxes was $5.6 million, up 250% from a pre-tax operating profit of $1.6 million for the same quarter in 2008.

Net Income - For the quarter ended December 31, 2009, net income was a record $3.0 million, up 114% from $1.4 million for the same quarter in 2008.

Full Year 2009

Revenues - For the year ended December 31, 2009, revenues increased 4.4% to a record $85.5 million, compared to $81.9 million for the twelve months ended December 31, 2008. Before elimination of intercompany sales, revenues increased 3.3% to a record $89.8 million, compared to $86.9 million for the twelve months ended December 31, 2008.

EBITDA* - For the year ended December 31, 2009, earnings before interest, taxes, depreciation and amortization were a record $4.0 million, versus an EBITDA loss of $.7 million for the twelve months ended December 31, 2008.

Pre-Tax - For the year ended December 31, 2009, income from continuing operations before taxes was $.9 million, compared to a pre-tax operating loss of $3.0 million for the twelve months ended December 31, 2008.

Net Income - For the year ended December 31, 2009, net income was $.2 million, versus a net loss of $1.6 million for the twelve months ended December 31, 2008.

Points of Interest

Ross Tannenbaum, Dreams’ President & CEO commented, “These record results were largely determined by our E-Commerce successes which were led by our flagship brand, www.FansEdge.com and the dramatic growth of our web syndication business. For the quarter, the Internet division was up 44.0% to $35.0 million, versus $24.3 million for the fourth quarter of 2008. For the year, the Internet division was up 27.2% to $59.7 million, versus $46.9 million for 2008. E-Commerce will remain our primary area of focus.”

“We incurred some one-time, non-cash operating expenses that mitigated our results; otherwise, our core operations would have reflected even greater profits. Specifically, there were $220,000 in leasehold improvement write-offs due to the early closing of three Field of Dreams stores; and $260,000 in stock option expenses associated with stock option grants to employees.

“Also, the Company recorded as additional interest expense, $90,000 from a restructuring fee imposed on it by its senior lender and the Company recorded a one-time, non-cash, additional tax expense of $350,000 as a result of cumulative differences in deferred taxes. The cumulative timing differences in the deferred tax benefits associated with federal and state net operating loss carry-forwards and a return to profitability of the operations were the catalysts for the current period effective tax rate being 81% for book purposes; even though we did not pay any taxes. The Company expects its 2010 tax rate to be similar to historic corporate federal & state tax rates that approximate 40%.

“Considerable improvements in cash flow were the underlying theme for the last three-quarters of 2009. Cash provided by operations was $5.2 million in 2009, compared to cash used in operations of $5.8 million in 2008; as we successfully integrated numerous corporate savings initiatives, managed the reduction of our overall inventory levels while maintaining historical gross margins, and returned the operations to profitability.

“We were successful in orchestrating a classic turnaround. Our fiscal discipline, resourcefulness, superior sports e-commerce platform and talented management team delivered these record fourth quarter and annual results in an environment where many businesses struggled. We will continue to control costs, leverage our purchasing power to improve margins, expand our web syndication portfolio, sell more of our manufactured items through our retail channels and focus on E-Commerce. Therefore, we believe we are well positioned to continue this trend throughout 2010 and beyond”, concluded Tannenbaum.

Q4 2009 Financial Recap & Highlights:	2009 Financial Recap & Highlights:
$43.3M in revenues, up 22.3%	$85.5M in revenues, up 4.4%
$6.5M in EBITDA profits, up 182%	$4.0M in EBITDA profits, a $4.7M improvement
$5.6M in Pre-tax profits, up 250%	$.9M in Pre-tax profits, a $3.9M improvement
$3.0M in Net income, up 114%	$.2M in Net income, a $1.8M improvement
$35M in E-Commerce sales, up 44%	$59.7M in E-Commerce sales, up 27.2%
Web syndication – JC Penney site goes live	$11M improvement in cash flow from operations

Dreams, Inc. and Subsidiaries

Consolidated Statements of Operations - Unaudited

For the Quarter Ended December 31, 2009 and the Quarter Ended December 31, 2008.

(Dollars in Thousands, except share and earnings per share amounts)

	Quarter ended December 31, 2009	Quarter ended December 31, 2008
Revenues:
Manufacturing/Distribution	$3,428	$5,342
Retail	39,732	30,015
Other	112	46

Total revenues	$43,272	$35,403

Expenses:
Cost of sales—manufacturing/distribution	$1,588	$1,962
Cost of sales—retail	21,363	17,247
Operating expenses	13,565	13,891
Depreciation and amortization	456	442

Total expenses	$36,972	$33,542

Income from operations	$6,300	$1,861
Interest (expense), net	(483)	(281)
Other (expense) / income	(230)	1

Income before income taxes	$5,587	$1,581
Provision for Income tax (expense)/benefit:
Current	(1,885)	(181)
Deferred	(702)	—

Net income	$3,000	$1,400

Basic and diluted income per share	$0.08	$0.04

Basic weighted average common shares outstanding	37,559,698	37,545,576

Dilutive effect of stock options	1,492,733	0

Dilutive weighted average shares outstanding	39,052,431	37,545,576

Dreams, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Year Ended December 31, 2009 and the Year Ended December 31, 2008.

(Dollars in Thousands, except share and earnings per share amounts)

	Year ended December 31, 2009	Year ended December 31, 2008
Revenues:
Manufacturing/Distribution	$11,470	$18,116
Retail	73,711	63,320
Other	354	546

Total revenues	$85,535	$81,982

Expenses:
Cost of sales—manufacturing/distribution	$5,497	$9,348
Cost of sales—retail	39,626	35,368
Operating expenses	36,226	37,925
Depreciation and amortization	1,819	1,347

Total expenses	$83,168	$83,988

Income / (loss) from operations	$2,367	$(2,006)
Interest (expense), net	(1,268)	(926)
Other (expense) / income	(238)	(55)

Income / (loss) before income taxes	$861	$(2,987)
Provision for Income tax (expense)/benefit:
Current	(9)	1,373
Deferred	(702)	—

Net income / (loss)	$150	$(1,614)

Basic and diluted income / (loss) per share	$0.00	$(0.04)

Basic weighted average common shares outstanding	37,559,698	37,545,576

Dilutive effect of stock options	1,492,733	0

Dilutive weighted average shares outstanding	39,052,431	37,545,576

The following table presents a reconciliation of *EBITDA, as adjusted, to net income/ (loss) as reported. (in thousands)

	YE December 31,		QE December 31,
	2009	2008	2009	2008
Total revenue	$85,535	$81,982	$43,272	$35,403
Total expense	81,587	82,696	36,747	33,099
Pre-tax	3,948	(714)	6,525	2,304
Net income / (loss)	150	(1,614)	3,000	1,400
EBITDA, as adjusted	3,948	(714)	6,525	2,304
Less:
Interest expense	(1,268)	(926)	(483)	(281)
Tax expense / benefit	(711)	1,373	(2,586)	(181)
Deprec. & Amort	(1,819)	(1,347)	(456)	(442)
Net income / (loss), as reported	150	(1,614)	3,000	1,400

*	EBITDA is a non-GAAP financial measurement that is defined as earnings before interest, tax, depreciation and amortization. We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate our performance. In our opinion, this non-GAAP measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance. We believe this non-GAAP financial measures is useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

DREAMS, INC. trades on the NYSE Amex Exchange under the symbol “DRJ”.

For more information on Dreams, Inc. and its subsidiaries, please visit: www.dreamscorp.com.

Dreams, Inc. Investor Relations Contact Info:

David M. Greene, Senior Vice-President

Phone: 954-377-0002

Fax: 954-475-8785

dgreene@dreamscorp.com

Public Relations for Dreams, Inc.:

Boardroom Communications

Caren Berg or Jennifer Clarin

Phone: (954) 370-8999, Fax: (954) 370-8892

Email: caren@boardroompr.com or jclarin@boardroompr.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Dreams, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services. Past performance is not indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.